AMENDMENT NO. 1 TO THE AMENDED & RESTATED
                          FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 1 TO THE AMENDED & RESTATED FUND PARTICIPATION AGREEMENT is made and entered into as of Oct. 1, 2000, by and among PRUCO LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., ("Manager"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

     WHEREAS, the Company and the Manager desire to expand the number of Funds available under the contracts as set forth in Schedule A to the Agreement:

     WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties hereto hereby agree as follows:

     1. Addition of Funds. Exhibit A is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

     2. Ratification and Confirmation of Agreement. In the event that there is any conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 1 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No.
1. the parties hereto hereby confirm and ratify the Agreement.

     3. Counterparts. This Amendment may be executed in counterparts each of which shall be an original and all of which together shall constitute one instrument.

     4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

                                     PRUCO LIFE INSURANCE COMPANY OF NEW
                                     JERSEY

                                     By: ESTHER MILNES
                                     Name: Esther Milnes
                                     Title: President


                                     AMERICAN CENTURY INVESTMENT
                                     MANAGEMENT, INC.

                                     By: ________________________________
                                     Name: ______________________________
                                     Title ______________________________

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                                    EXHIBIT A

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                   ISSUER                          NAME OF THE FUND
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American Century Variable Portfolios. Inc.       VP Balanced
                                                 VP Capital Appreciation
                                                 VP International
                                                 VP Value
                                                 VP Income & Growth
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